EXHIBIT 10-12

TEGNA INC.
DEFERRED COMPENSATION PLAN

Restatement Dated February 1, 2003, as amended
Rules for Pre-2005 Deferrals

Amendment No. 2

Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate, publicly traded company, TEGNA Inc. hereby amends the TEGNA Inc. Deferred Compensation Plan, Restatement dated February 1, 2003, as amended, Rules for Pre-2005 Deferrals (the “Plan”), as follows:

1.Section 2.6(b) is amended by adding the following to the end of such Section:

As a consequence of the Company’s spinning off Cars.com Inc. (“Cars.com”) as a separate publicly traded company (the “Cars.com Spin-off”), Participant accounts deemed invested in the TEGNA stock fund will be credited with hypothetical shares of Cars.com consistent with the terms of the Cars.com Spin-off, and the Plan will establish a separate hypothetical Cars.com stock fund to track such shares. Notwithstanding any provision to the contrary, Participants may elect in a manner prescribed by the Committee to allocate out of such Cars.com stock fund but shall not be able to allocate any additional amounts to the Cars.com stock fund.
2.Section 2.8 is amended by adding the following provision to the end of such Section:

Notwithstanding the foregoing, deemed dividends relating to hypothetical Cars.com stock in the hypothetical Cars.com stock fund will not be deemed reinvested in Cars.com stock. Instead, such deemed dividends will be hypothetically invested proportionately in the investment funds selected by the Participant in his most recent investment direction, or, in the absence of an explicit investment direction, in the default investment fund.
3.Section 2.9(h) is amended by adding the following to the end of such Section:

Notwithstanding the foregoing or any other provision of this Plan, any portion of a Participant’s Deferred Compensation Account deemed invested in shares of Cars.com may only be settled in cash.

4.	Except to the extent amended herein, the Plan remains in full force and effect.

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IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment No. 2 to be executed by its duly authorized officer as of May 3, 2017.

TEGNA INC.

By: /s/ Todd A. Mayman
Name: Todd A. Mayman

Title: Executive Vice President, Chief Legal and	Administrative Officer